Exhibit 10.14

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of June 30, 2007, by and between Covidien Ltd., a Bermuda Company (the “Company”), and                                (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, the Bye-Laws of the Company require the Company to indemnify its directors and officers to the fullest extend permitted by law, and permit the Company to advance expenses relating to the defense of indemnification matters, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company’s Bye-Laws;

WHEREAS, the Companies Act 1981 (Bermuda) also contemplates that contracts or other arrangements may be entered into between the Company and members of the board of directors or others with respect to indemnification;

WHEREAS, the recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance aforesaid Bye-Laws, (ii) specific contractual assurance that the protection promised by the Bye-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bye-Laws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another Enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.                                       Certain Definitions:

(a)                                  Affiliate:  any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)                                 Board:  the Board of Directors of the Company.

(c)                                  Change in Control:  shall be deemed to have occurred if:

(i)                                     any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Stock (as defined below) of the Company;

(ii)                                  the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the separation of the Company from Tyco International Ltd., provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii)                               the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)                              all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(v)                                 the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

(d)                                 Enterprise:  the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officers, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(e)                                  Exchange Act:  the Securities Exchange Act of 1934, as amended.

(f)                                    Expenses:  any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g)                                 Indemnifiable Event:  (i) any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or another Enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above or (ii) any event or fact related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise and that related to the subject matter of the investigations referred to in the Company’s Form 10 as filed on June 8, 2007 or any other investigation (whether or not the Company is a target of such investigation) by any government entity covering subject matter that is substantially similar to the subject matter of, or arises out of, the foregoing investigations.

(h)                                 Independent Counsel:  the person or body appointed in connection with Section 3.

(i)                                     Proceeding:  any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(j)                                     Reviewing Party:  the person or body appointed in accordance with Section 3.

(k)                                  Voting Stock:  capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.

2.                                       Agreement to Indemnify

(a)                                  General Agreement.  In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including without limitation, any indemnification provided by the Company’s Bye-Laws, vote of its shareholders or disinterested directors, or applicable law.

(b)                                 Initiation of Proceeding.  Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c)                                  Expense Advances.  If so requested by Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that, (i) such Expense Advance shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company,(ii) the Company shall not (unless a court of competent jurisdiction shall determine otherwise) be required to make an Expense Advance if and to the extent that the Reviewing Party has determined that Indemnitee is not permitted to be indemnified under applicable law, and (iii) if and to the extent that the Reviewing Party determines after payment of one or more Expense Advances that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid.  If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 5, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).  Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)                                 Mandatory Indemnification.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e)                                  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)                                    Prohibited Indemnification.  No indemnification pursuant to this Agreement shall be paid by the Company:

(i)                                     on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provision of Section 16(b) of the Exchange Act or similar provision of any federal, state, or local laws;

(ii)                                  if a court of competent jurisdiction by a final judicial determination, shall determine that such Indemnitee is not permitted under applicable law; or

(iii)                               if the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought.

3.                                       Reviewing  Party.  Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party.  With respect to all matters arising after a Change in Control(other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Bye-Laws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years.  The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law.  In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction (e.g., Bermuda) who would qualify as Independent Counsel (“Local Counsel”).  The Company agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

4.                                       Indemnification Process and Appeal.

(a)                                  Indemnification Payment.  Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

(b)                                 Adjudication or Arbitration.  (i)  Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty days after making a demand in accordance with Section 4(a) (a “Nonpayment”), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any federal or state court located in the New York County, State of New York (a “New York Court”) having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof.  Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on the Company and Indemnitee.  The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.  The Company and Indemnitee hereby irrevocably and unconditionally (A) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a New York Court and not in any other court in the United States or in any other country, (B) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (C) waive any objection to the laying of venue or any such action or proceeding in the New York Court, and (D) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

(ii)                                  Alternatively, in the case of a Nonpayment, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii)                               In the event that a determination shall have been made pursuant to Section 3 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 4(b), Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3(c) until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(iv)                              In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(c)                                  Defense to Indemnification, Burden of Proof, and Presumptions.  (i)  It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(ii)                                  In connection with any action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company.

(iii)                               Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because  Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal  counsel, or its stockholders ) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(iv)                              For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(v)                                 For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records of books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise.  The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(vi)                              The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(vii)                           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures or presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Company is bound by all the provisions of this Agreement.

5.                                      Indemnification for Expenses Incurred in Enforcing Rights.  The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee:

(a)                                  as provided in Section 4(b)(iv), for indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Bye-Laws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(b)                                 for recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.  In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6.                                       Notification and Defense of Proceeding.

(a)                                  Notice.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b)                                 Defense.  With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by

Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless; (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expense of the Proceeding shall be borne by the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.

(c)                                  Settlement of Claims.  The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, as its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.                                      Establishment of Trust.  In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel.  The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee (as defined below) shall advance, within five business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the

Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above , (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement.  The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee.  Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement.  All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes.  The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.                                       Non-Exclusivity.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Bye-Laws, applicable law , or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Bye-Laws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.                                       Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10.                              Continuation of Contractual Indemnity or Period of Limitations.  All agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to, or involved in, any proceeding for which indemnification is provided pursuant to this Agreement.  Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the law of Bermuda under the circumstances.  Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.                              Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

12.                              Amendment of this Agreement.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver.  Except, as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.                              Subrogation.  In the even of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.                              No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bye-Laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

16.                              Severability.  If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

17.                              Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed in such State without giving effects to its principles of conflicts of laws.

18.                              Notices.  All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deem to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and address to the Company at:

Covidien Ltd.
90 Pitts Bay Road
Hamilton HM08 Bermuda
Attention: Corporate Secretary

And to Indemnitee at:

Notice of change of address shall be effective only when given in accordance with this Section.  All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

19.                              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as the day specified above.

COVIDIEN LTD.

By:	/s/ John H. Masterson
Its:	Senior Vice President and General Counsel

INDEMNITEE

Typed Name: